Exhibit 32.2

This certification accompanies this report and is being furnished pursuant to Item 601(b)(32) of Regulation S-K promulgated under the Securities Act and the Exchange Act, and pursuant to SOX. This certification shall not, except to the extent required by SOX, be deemed “filed” by the Registrant for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, or incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Registrant specifically incorporates it by reference into such a filing.

CERTIFICATION OF THE CHIEF FINANCIAL OFFICER

UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of CorVel Corporation (the “Registrant”) on Form 10-Q for the period ended September 30, 2024 as filed with the Securities and Exchange Commission (the “SEC”) on the date hereof (the “Quarterly Report”), I, Brandon T. O’Brien, Chief Financial Officer of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of SOX, that to my knowledge:

(1) the Quarterly Report fully complies with the requirements of Section 13(a) or 15 (d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: November 7, 2024

/s/ BRANDON T. O’BRIEN
Brandon T. O’Brien
Chief Financial Officer (Principal Financial Officer)

A signed original of this written statement required by Section 906 of SOX, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906 of SOX, has been provided to the Registrant and will be retained by the Registrant and furnished to the SEC or its staff upon request.